EXHIBIT 4.1

                          CONSULTING SERVICES AGREEMENT

      This Consulting Services Agreement ("Agreement"), dated November 30, 2004 is made by and between Sean Patton ("Consultant"), and Reality Wireless Networks, Inc., a Nevada corporation ("Client").

      WHEREAS, Consultant has extensive background in the area of planning and conducting seminars and conferences and in destination management;

      WHEREAS, Consultant desires to be engaged by Client to provide consulting services to Client on the terms and subject to the conditions set forth herein (the "Services");

      WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "RWLN"; and

      WHEREAS, Client desires to engage Consultant to provide the Services in its area of knowledge and expertise on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration for all prior services rendered and for those services Consultant provides to Client, the parties agree as follows:

1.    SERVICES OF CONSULTANT.

      Consultant agrees to perform for Client the Services. As such Consultant will provide bona fide services to Client in connection with planning and conducting seminars and conferences and assisting the Client destination management.

2.    CONSIDERATION.

      Client agrees to pay Consultant, as his fee and as consideration for services provided, 1,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8 with the United States Securities and Exchange Commission (the "SEC"). All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein.

3.    CONFIDENTIALITY.

      Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.    PAYMENT.

      Client shall pay to Consultant all fees within the later of fifteen (15) days following December 31, 2004 or an event of recapitalization of its common stock. Failure of Client to finally pay any fees within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the Services provided by Consultant, will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.    INDEMNIFICATION.

(A)   CLIENT.

      Client agrees to indemnify, defend, and shall hold harmless Consultant and/or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the malpractice, gross negligence or willful misconduct of Client.

(B)   CONSULTANT.

      Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(C)   NOTICE.

      In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.    TERMINATION AND RENEWAL.

(A)   TERM.

      This Agreement shall become effective on the date appearing next to the signatures below and terminate twelve (12) months thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(B)   TERMINATION.

      Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for compensation paid in advance for services not yet provided or for prior services rendered but not compensated, and shall responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(C)   TERMINATION AND PAYMENT.

      Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees set forth above through the effective date of termination or expiration of this Agreement.

7.    MISCELLANEOUS.

(A)   INDEPENDENT CONTRACTOR.

      This  Agreement  establishes  an  "independent   contractor"  relationship
between Consultant and Client.

(B)   RIGHTS CUMULATIVE; WAIVERS.

      The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(C)   BENEFIT; SUCCESSORS BOUND.

      This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(D)   ENTIRE AGREEMENT.

      This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(E)   ASSIGNMENT.

      Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(F)   AMENDMENT.

      This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(G)   SEVERABILITY.

      Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(H)   SECTION HEADINGS.

      The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(I)   CONSTRUCTION.

      Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(J)   FURTHER ASSURANCES.

      In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(K)   NOTICES.

      Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

If to Client:       Reality Wireless Networks, Inc.
                    Steve Careaga
                    4906 Point Fosdick Dr., Suite 102
                    Gig Harbor, WA 98335

With a copy to:     David M. Otto
                    The Otto Law Group, PLLC
                    900 4th Ave., Suite 3140
                    Seattle, Washington 98164

If to Consultant:   Sean Patton
                    150 East 57th Street, 31 C
                    New York, NY 1002

(L)   GOVERNING LAW.

      This Agreement shall be governed by the interpreted in accordance with the laws of the State of Washington without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Washington in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(M)   CONSENTS.

      The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(N)   SURVIVAL OF PROVISIONS.

      The provisions contained in paragraphs 3, 5, 6, and 7 of this Agreement shall survive the termination of this Agreement.

(O)   EXECUTION IN COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

                                           CLIENT:

                                           REALITY WIRELESS NETWORKS, INC.


                                           By:
                                              ----------------------------------
                                              Steve Careaga - Executive Director

                                           CONSULTANT:


                                           By:
                                              ----------------------------------
                                              Name: Sean Patton